Exhibit 3.52

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

CASCADES TENDERCO INC.	726456-9

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	October 23, 2009 / le 23 octobre 2009

Richard G. Shaw	Date of Incorporation — Date de constitution
Director — Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION (SECTION 6)	STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type — Mode de Traitement:	Intermediary/Intermédiaire
1.	Name of Corporation — Dénomination de la société

CASCADES TENDERCO INC.

2.	The province or territory in Canada where the registered office is to be situated —La province ou le territoire au Canada oú se situera le siége social

QC

3.	The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et le nombre maximal d’actions que la société est autorisée à émettre

Schedule Attached. L’annexe ci-jointe.

4.	Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s’il y a lieu

Schedule Attached. L’annexe ci-jointe.

5.	Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on — Limites imposées à l’activité commerciale de la société, s’il y a lieu

Schedule Attached. L’annexe ci-jointe.

7.	Other provisions, if any — Autres dispositions, s’il y a lieu

Schedule Attached. L’annexe ci-jointe.

8.	Incorporators — Fondateurs

Name(s) — Nom(s)	Address (including postal code) — Adresse (inclure le code postal)	Signature

FONDATEURS INTELTEX INC. / INTELTEX INCORPORATORS INC.	651 NOTRE -DAME STREET WEST, 3RD FLOOR, MONTREAL, QUEBEC, CANADA, H3C 1J1	JAMES SMITH

SCHEDULE PERTAINING TO BUSINESS RESTRICTIONS
N/A

SCHEDULE A
Pertaining to
SHARE CAPITAL
The unlimited share capital of the Corporation shall consist of three (3) classes of shares to which shall attach the following rights, privileges, restrictions and conditions:
A) CLASS “A” COMMON SHARE: The number of Class “A” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:
(1)	Dividends and share in profits and remaining property. Holders of Class “A” shares, proportionally to the number of shares held by each, shall be entitled, subject to the rights and privileges attaching to other classes of shares, to:
(a)	share in the property, profits and surplus assets of the Corporation, and, in this respect, to receive any dividend declared by the Corporation, the amount of which as well as the date, the time and the terms or manner of payment of which shall be left to the entire discretion of the Board of Directors; and

(b)	receive the remaining property of the Corporation upon dissolution, upon voluntary or involuntary winding-up or liquidation or upon any other distribution of the property or assets of the Corporation.
(2)	Right to vote. Holders of Class “A” shares shall be entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat, except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class “A” share shall confer unto each holder thereof one (1) vote.
B) CLASS “B” PREFERRED SHARES: The number of Class “B” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:
(1)	Dividends. When the Corporation shall declare dividends, each holder of Class “B” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A” and “C” shares, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares, to the stated capital account maintained for the

Class “B” shares, and it shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.
(2)	Repayment. If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class “B” shares shall be entitled, prior to the holders of Class “A” and “C” shares, to repayment of the amount added in respect of these shares, to the stated capital account maintained for the Class “B” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class “B” shares.
Insufficient assets
If the assets of the Corporation are insufficient in order to pay to the holders of Class “B” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class “B” shares which they hold.
(3)	No right to additional share in profits. Class “B” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)	No right to vote. Subject to the provisions of the Canada Business Corporations Act, holders of Class “B” shares shall not be entitled in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)	Holder’s right to retract shares. Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class “B” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class “B” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class “B” shares.
(a)	Retraction procedure.

Each holder of Class “B” shares, as the case may be, who wishes to avail himself or herself of his or her right to retract shares shall deliver to the registered office of the Corporation or to the office of its transfer agent a notice in writing indicating the number of Class “B” shares which are being retracted by the shareholder and which are to be redeemed by the Corporation as well as the date at which he or she wishes the retraction to take place. This notice shall be sent along with the certificate or certificates representing the Class “B” shares which are being retracted by the shareholder and which are to be redeemed by the Corporation and shall bear the signature of the person registered in the Corporate Records book as being the holder of these Class “B” shares or the signature of his or her duly authorized representative. Upon receipt of this notice and of the certificate or certificates representing the Class “B” shares which are being retracted by the shareholder and which are to be redeemed by the Corporation, and without regard to the other classes of shares, the Corporation shall proceed to redeem the Class “B” shares and shall have thirty (30) days from the date of retraction to pay to the Class “B” shareholder, or, in the event of a retraction of all of the shares, to the former Class “B” shareholder, the retraction price of his or her shares.
Payment beyond the deadline.
If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full retraction price to a shareholder or to a former shareholder within the time frame specified above, the Corporation shall pay a first installment of the retraction price within the thirty (30) day time limit, provided it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.
Partial retraction.
If only part of the shareholder’s issued and outstanding Class “B” shares is being retracted and redeemed, the Corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her shares of this Class which have not been retracted and redeemed.
(b)	Amendment of the stated capital account.

In accordance with the provisions of the Canada Business Corporations Act, the Class “B” shares so retracted by the shareholder and redeemed by the Corporation shall be automatically cancelled at the date of their retraction and redemption and the Corporation shall reduce accordingly the stated capital account maintained for the Class “B” shares.
(6)	Right to purchase shares by mutual agreement. Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class “B” shares.

Amendment of the stated capital account.

In accordance with the provisions of the Canada Business Corporations Act, the Class “B” shares so purchased or otherwise acquired by mutual agreement shall be automatically cancelled at the date of their purchase or of their acquisition and the Corporation shall reduce accordingly the stated capital account maintained for the Class “B” shares.
C) CLASS “C” PREFERRED SHARES: The number of Class “C” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:
(1)	Dividends. When the Corporation shall declare dividends, each holder of Class “C” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A” shares, but subsequent to the holders of Class “B” shares, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares, to the stated capital account maintained for the Class “C” shares, and it shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)	Repayment. If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class “C” shares shall be entitled, prior to the holders of Class “A” shares, but subsequent to the holders of Class “B” shares, to repayment of the amount added, in respect of these shares, to the stated capital account maintained for the Class “C” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class “C” shares.

Insufficient assets.

If the assets of the Corporation are insufficient in order to pay to the holders of Class “C” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class “C” shares which they hold.

(3)	No right to additional share in profits. Class “C” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)	No right to vote. Subject to the provisions of the Canada Business Corporations Act, holders of Class “C” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)	Right of corporation to unilaterally redeem shares. Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so and upon at least thirty (30) days’ written notice, shall be entitled to unilaterally redeem all or part of the Class “C” shares, at a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class “C” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class “C” shares.
(a)	Redemption procedure.

When the Corporation plans to proceed with a redemption of Class “C” shares, it shall, at least thirty (30) days prior to the date scheduled for such redemption, provide notice in writing of its intention to any holder of class “C” shares whose shares are to be redeemed and who is registered in the Corporate Records Book on the day when the notice is sent. Such notice shall be sent by registered or certified mail to each shareholder so registered whose shares are to be redeemed, at his or her last-known address indicated in the Corporate Records book. The accidental failure or involuntary omission to give such notice to any shareholder shall not void the redemption with respect to the shares of any other shareholder who shall have received such notice.

Partial redemption.

If the Corporation proceeds to effect a partial redemption of the Class “C” shares, this redemption shall be carried out proportionally to the number of issued and outstanding Class “C” shares, regardless of fractional shares. If only part of the shareholder’s issued and outstanding Class “C” shares is being redeemed, the Corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her Class “C” shares which have not been redeemed.

Contents of the notice.

The notice shall specify the price per share at which the redemption shall take place, the redemption date and, if the redemption applies only to part of the issued and outstanding Class “C” shares, the number of shares which are to be redeemed. The notice shall also indicate to any shareholder the date, the time and the place as well as the procedure to be followed for the surrender of the certificate of certificates representing the shares which are to be redeemed and for the payment of the redemption price.

(b)	Amendment of the stated capital account.

In accordance with the provisions of the Canada Business Corporations Act, the Class “C” shares so redeemed unilaterally by the Corporation shall be automatically cancelled at the date of their redemption and the Corporation shall reduce accordingly the stated capital account maintained for the Class “C” shares.
(6)	Right to purchase shares by mutual agreement. Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class “C” shares.
Amendment of the stated capital account.
In accordance with the provisions of the Canada Business Corporations Act, the Class “C” shares so purchased or otherwise acquired by mutual agreement shall be automatically cancelled at the date of their purchase or of their acquisition and the Corporation shall reduce accordingly the stated capital account maintained for the Class “C” shares.

SCHEDULE B
pertaining to
RESTRICTIONS ON THE TRANSFER OF SHARES
Any transfer of shares shall be subject to the following restriction and terms:
     Any shareholder who wants to transfer his shares shall apply to the Corporation in writing for consent and provide therein the name, address and phone number of the acquirer or transferee as well as the duly endorsed share certificate, if any. The transfer of shares may not occur without the consent of the Board of Directors. Within sixty (60) days of the receipt of the request, the Board of Directors shall record its decision in a resolution and give its reasons in case of refusal.

SCHEDULE C
pertaining to
OTHER PROVISIONS
1. BORROWING POWERS
     In addition to the powers conferred by the articles, and without restricting the generality of the powers conferred upon the Board of Directors by Section 189 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, the Board of Directors, if it sees fit, and without having to obtain the authorization of the shareholders, may:
(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person;

(d)	grant a hypothec or a mortgage, even a floating hypothec or charge, on a universality of property, movable or immovable, present, or future, corporeal or incorporeal, of the Corporation; and

(e)	delegate one (1) or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Corporation.
2. UNANIMOUS SHAREHOLDER AGREEMENT
Where, pursuant to the articles, a power, which is to be exercised by the Board of Directors, has been withdrawn from the authority of the Board of Directors in order to be assumed by the shareholders pursuant to a unanimous shareholder agreement according to section 146 of the Canada Business Corporations Act, any reference, in the articles, to the exercise of such power by the Board of Directors or by one (1) or more directors shall be read as a reference to an exercise of this power by the meeting of the shareholders pursuant to the unanimous shareholder agreement.
3. RESTRICTIONS ON THE TRANSFER OF SECURITIES
Any transfer of securities other than shares and non-convertible debt securities shall be subject to the following restriction and terms:
1.	Any holder who wants to transfer his security shall apply to the Corporation in writing for consent and provide therein the name, address and phone number of the acquirer or transferee as well as any document attesting the existence of the right granted by the security, if any. Any such document shall be duly endorsed.

The transfer of securities may not occur without the consent of the Board of Directors. Within sixty (60) days of the receipt of the request, the Board of Directors shall record its decision in a resolution and give its reasons in case of refusal.

2.	In the event of a security transfer where the document attesting that security has been lost, stolen or destroyed, the Corporation may issue to the security holder a new document if the request for replacement was made before the Corporation was notified of the acquisition of the securities by a good faith acquirer or transferee, the security holder provides sufficient indemnity and satisfies all other reasonable requirements determined by the Corporation.

3.	Any restriction on the transfer of securities shall be clearly mentioned on any document attesting the right granted by a security.